UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CARGO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

Notice & Proxy Statement

Message from our Chief Executive Officer

Dear Stockholder:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CARGO Therapeutics, Inc., which will be held online at www.virtualshareholdermeeting.com/CRGX2025, on June 18, 2025 at 1:15 p.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

I would like to express our appreciation for your interest in CARGO.

Sincerely,

/s/ Anup Radhakrishnan
Anup Radhakrishnan
Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

CARGO THERAPEUTICS, INC.

835 Industrial Road

San Carlos, CA 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2025 (AT 1:15 P.M. PACIFIC TIME)

To the Stockholders of CARGO Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CARGO Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 18, 2025, at 1:15 p.m. Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/CRGX2025. The Annual Meeting will be held for the following purposes:

(1) To elect three Class II directors to hold office until the 2028 annual meeting of stockholders or until their successors are elected;

(2) To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm and independent auditor of the Company for its year ending December 31, 2025; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders who owned common stock of the Company at the close of business on April 21, 2025 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Deloitte & Touche LLP, as the independent registered public accounting firm and independent auditor, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ANY ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Anup Radhakrishnan
Anup Radhakrishnan
Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer
San Carlos, California
April 29, 2025

i

CARGO THERAPEUTICS, INC.

835 Industrial Road

San Carlos, CA

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2025 (AT 1:15 P.M. PACIFIC TIME)

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of CARGO Therapeutics, Inc. (referred to herein as the “Company”, “CARGO”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 18, 2025, at 1:15 p.m. Pacific Time in a virtual meeting format at www.virtualshareholdermeeting.com/CRGX2025.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), over the internet in lieu of mailing printed copies at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice of Internet Availability or proxy card. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 21, 2025 (the “Record Date”) for the first time on or about April 29, 2025. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investors—Financial Information—SEC Filings” section of our website at https://investors.cargo-tx.com/.

The only outstanding voting securities of CARGO are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 46,110,228 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting online to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access on or about April 29, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 46,110,228 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online at www.virtualshareholdermeeting.com/CRGX2025 and following the instructions posted at www.proxyvote.com, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.virtualshareholdermeeting.com/CRGX2025. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of three Class II directors to hold office until our 2028 annual meeting of stockholders (“Proposal 1”); and

•

Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Deloitte & Touche LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2025 (“Proposal 2”).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, please review and follow the instructions posted at www.proxyvote.com.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your broker you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

Proposal 2, the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2025, is considered routine under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. Proposal 1, the election of directors, is considered non-routine under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, directors are elected by a plurality of the votes cast at the meeting. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of three nominees for director; and

•	“For” the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2025.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 835 Industrial Road, San Carlos, California 94070.

•

You may attend the Annual Meeting online at www.virtualshareholdermeeting.com/CRGX2025 and vote by following the instructions at www.proxyvote.com. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 1:15 p.m. Pacific Time on June 18, 2025. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to follow instructions at www.proxyvote.com.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2025, to the Secretary of the Company at 835 Industrial Road, San Carlos, California 94070; provided, that if the date of the 2026 annual meeting is earlier than 30 days from June 18, 2026, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the Company’s bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 18, 2026 and March 20, 2026; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 18, 2026, you must give notice not later than the 90th day prior to the 2026 annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (i.e. no later than April 19, 2026 for the 2026 Annual Meeting of Stockholders).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 46,110,228 shares outstanding and entitled to vote. Accordingly, 23,055,115 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Votes made at the Annual Meeting online or by valid proxy, votes withheld, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation.

We will remain an emerging growth company until the earlier of: (a) the last day of the year following the fifth anniversary of the consummation of our initial public offering (“IPO”), (b) the last day of the year in which we have total annual gross revenue of at least $1.235 billion, (c) the last day of the year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second quarter of such year, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven seated directors, divided into the three following classes:

•	Class I directors: Krishnan Viswanadhan and Reid Huber, whose current terms will expire at the annual meeting of stockholders to be held in 2027;

•	Class II directors: Abraham Bassan, Kapil Dhingra and David Lubner, whose current terms will expire at the Annual Meeting; and

•	Class III directors: John Orwin and Jane Pritchett Henderson, whose current terms will expire at the annual meeting of stockholders to be held in 2026.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Messrs. Bassan, Dhingra and Lubner have been nominated to serve as Class II directors and have elected to stand for reelection. If elected, each of Mr. Bassan, Mr. Dhingra and Mr. Lubner will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders in 2028 or until his successor is elected and has been qualified, or until his earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Messrs. Bassan, Dhingra and Lubner have agreed to serve if elected, and management has no reason to believe that any of Messrs. Bassan, Dhingra and Lubner will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class II nominees who are currently standing for re-election, and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 28, 2025 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class II Directors whose terms expire at the Annual Meeting of Stockholders
Abraham Bassan	40	Director	2021
Kapil Dhingra(3)(4)	65	Director	2024
David Lubner(1)(2)	61	Director	2023
Class III Directors whose terms expire at the 2026 Annual Meeting of Stockholders
John Orwin, MBA(2)	60	Director	2022
Jane Pritchett Henderson(1)(2)	59	Director	2024

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2027 Annual Meeting of Stockholders
Krishnan Viswanadhan, Pharm.D(1)(3)(4)	46	Director	2022
Reid Huber, Ph.D.(3)	53	Director	2023

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Research and Development Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders

Abraham Bassan has served as a member of our board of directors since February 2021. Since April 2021, Mr. Bassan has served as a Principal at Samsara BioCapital L.P. (“Samsara”), a privately held life science investment firm. From July 2017 to April 2021, Mr. Bassan served as a Vice President at Samsara. From December 2014 to July 2017, Mr. Bassan served as Director of Program Biology at Revolution Medicines, a then privately held oncology company. Prior to that, from 2010 to 2012, Mr. Bassan served as Associate Director of Program Management at bluebird bio, Inc., a publicly traded biotechnology company. Mr. Bassan has served as a member of the board of directors at Septerna, Inc. since 2021, and previously served as a member of the board of directors of Graphite Bio, Inc. from 2020 to 2024. Mr. Bassan received an A.B. in Molecular Biology from Princeton University and an M.S. in Developmental Biology from Stanford University. We believe that Mr. Bassan is qualified to serve as a member of our board of directors due to his education and his experience in the life sciences and oncology fields, particularly with respect to operating and investing in cell therapy companies.

Kapil Dhingra, M.B.B.S., has served as a member of our board of directors since April 2024. Since 2008, Dr. Dhingra has served as Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra also currently serves on the boards of directors of Servier, an independent pharmaceutical company based in France since January 2022, LAVA Therapeutics B.V., where he has served as Chairman since 2021, Black Diamond Therapeutics, Inc., a Nasdaq-listed precision oncology medicine company since January 2021, Median Technologies Inc., since 2017, and Replimune Group, Inc., a Nasdaq-listed oncolytic immunotherapy company since August 2017. Dr. Dhingra previously served as a member of the boards of directors of Autolus Therapeutics plc, Five Prime Therapeutics Inc., until its acquisition by Amgen, Inc., Micromet, Inc., until its acquisition by Amgen, Inc., Advanced Accelerator Applications S.A., until its acquisition by Novartis AG, and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., each of which was a public company during Dr. Dhingra’s service as a director. From 1999 to 2008, Dr. Dhingra worked at F. Hoffmann-La Roche & Co. where he served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly & Co. where he served as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly & Co., Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra received his M.B.B.S. from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in Internal Medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in Hematology and Oncology at Emory University School of Medicine. We believe that Dr. Dhingra is qualified to serve on our board of directors because of his extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas, including in oncology and cell therapy, and his experience serving on the boards of numerous publicly traded life science companies.

David C. Lubner has served as a member of our board of directors since July 2023. From January 2016 until June 2020, Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, acquired by UCB S.A. in April 2020. Prior to joining Ra Pharmaceuticals, Inc., Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from 2006 through 2016, and as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2005, and as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999. Mr. Lubner currently serves on the boards of directors of publicly traded biotechnology companies Arcellx, Inc., Dyne Therapeutics, Inc., and Vor Biopharma, Inc. He was previously a member of the board of directors of Nightstar Therapeutics plc, which was acquired by Biogen Inc. in June 2019, Therapeutics Acquisition Corp., a blank check company focused on the healthcare industry, sponsored by RA Capital, Boston, MA, Gemini Therapeutics, Inc., and Point Biopharma, Inc. from 2021 until it was acquired by Eli Lily & Co. in December 2023. Mr. Lubner is a former Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Lubner received his B.S. in Business Administration from Northeastern University and M.S. in Taxation from Bentley University. We believe that Mr. Lubner is qualified to serve on our board of directors because of his extensive experience serving in senior level financial positions and his experience with biopharmaceutical companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NAMED NOMINEES.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

John Orwin, MBA, has served as Chairperson of our board of directors since September 2022. Mr. Orwin has served as President and Chief Executive Officer of Atreca, Inc., a biopharmaceutical company, from April 2018 to June 2024. From 2013 to 2017, Mr. Orwin served as President and Chief Executive Officer of Relypsa, Inc., a biopharmaceutical company acquired by Galenica AG in 2016. Prior to that, from 2010 to 2011, Mr. Orwin served as President and Chief Executive Officer of Affymax, Inc., a publicly traded biotechnology company. From 2005 to 2010, Mr. Orwin served as Vice President, and later Senior Vice President, of the BioOncology Business Unit at Genentech, Inc., a privately held biotechnology company and member of the Roche Group. Mr. Orwin currently serves as a member of the board of directors of Travere Therapeutics, Inc. and as the Chairman of the board of directors of AnaptysBio, Inc. Additionally, Mr. Orwin currently serves as the Chair of the board of directors of the privately held company Nested Therapeutics Inc., as a member of the board of directors of the privately held company Ambrosia Biosciences, Inc., as the Executive Chair of the board of directors of the privately held company Agni Bio, Inc. and is a Venture Partner at Samsara BioCapital. Mr. Orwin previously served as a member of the board of directors of Affymax. Inc., Array BioPharma, Inc., Relypsa Inc., Seagen, Inc. and NeurogesX, Inc. Mr. Orwin received a B.A. in Economics from Rutgers University and an M.B.A. from the New York University Leonard M. Stern School of Business. We believe that Mr. Orwin is qualified to serve as a member of our board of directors due to his education and extensive experience as an executive officer in the biopharmaceutical and biotechnology industries.

Jane Pritchett Henderson has served as a member of our board of directors since June 2024. She has served as the Chief Financial Officer of Apogee Therapeutics, Inc., a Nasdaq-listed biotechnology company, since January 2023. Prior to joining Apogee Therapeutics, Ms. Henderson served as the Chief Financial Officer and Chief Business Officer of Adagio Therapeutics, Inc. (now Invivyd, Inc.), a Nasdaq-listed biotechnology company developing antibody therapeutics for coronaviruses, from December 2020 to November 2022. Prior to joining Adagio Therapeutics, Ms. Henderson served as Chief Financial Officer of Turnstone Biologics Corp., a private viral immuno-oncology company, from June 2018 to December 2020, as Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a Nasdaq-listed gene therapy company, from January 2017 to June 2018, and as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., a private oncology biopharmaceutical company, from February 2013 until November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to Kolltan Pharmaceuticals, Ms. Henderson served in various financial and business development executive roles at biopharmaceutical companies after spending almost 20 years in health care investment banking. Ms. Henderson has served on the boards of directors of Akero Therapeutics, Inc., a Nasdaq-listed biotechnology company, since April 2019, and Ventus Therapeutics, Inc., a private biopharmaceutical company, since November 2021. She also served on the board of directors of IVERIC Bio, Inc., a Nasdaq-listed biopharmaceutical company, from January 2018 until its acquisition by Astellas Pharma Inc. in July 2023, and Sesen Bio Inc., a Nasdaq-listed biopharmaceutical company, from October 2013 to November 2021. Ms. Henderson also serves on the Dedman College Executive Board of Southern Methodist University. Ms. Henderson received a B.S. in psychology from Duke University. We believe that Ms. Henderson is qualified to serve as a member of our board of directors because of her extensive experience serving in high level financial positions and experience in the oncology and biopharmaceutical industries.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Krishnan Viswanadhan, Pharm.D., has served on our board of directors since October 2022. Since July 2021, Dr. Viswanadhan has served as President and Chief Operating Officer at Be Biopharma, Inc., a privately held biopharmaceutical company. Prior to Be Biopharma, Inc., from August 2019 to July 2021, Dr. Viswanadhan was Senior Vice President, Global Cell Therapy Franchise Lead at Bristol-Myers Squibb Company (“BMS”), a publicly traded biopharmaceutical company. Prior to BMS, from January 2018 to

August 2019, Dr. Viswanadhan was Vice President, Business Development and Global Alliances at Celgene Corporation, a pharmaceutical oncology company which was acquired by BMS in November 2019. Dr. Viswanadhan served on the board of directors of JW Therapeutics, a cell therapy company in China from October 2019 to July 2024. Dr. Viswanadhan is a registered Pharmacist and received a Pharm.D from Rutgers University, an M.B.A. from Cornell University and a B.S. in Pharmacy and Economics from Rutgers University. We believe that Dr. Viswanadhan is qualified to serve on our board of directors due to his education and extensive experience as a biopharmaceutical executive.

Reid Huber, Ph.D. has served as a member of our board of directors since March 2023. Dr. Huber has served as a Partner at Third Rock Ventures, LLC, a privately held early-stage life sciences venture capital firm since December 2018 and as the Chief Executive Officer and a member of the board of directors of ASPEN Biosciences since July 2024. Prior to Third Rock, from 2002 to December 2018, Dr. Huber worked at Incyte Corporation, a publicly traded pharmaceutical company, where he served as Executive Vice President, Chief Scientific Officer from 2011 to December 2018. Before joining Incyte, from 1997 to 2002, Dr. Huber held scientific research positions at DuPont Pharmaceuticals Company and BMS. Dr. Huber serves on the boards of directors of Synnovation Therapeutics, Rapport Therapeutics, MOMA Therapeutics, Terremoto Biosciences, Asher Biotherapeutics and Merida Biosciences. Dr. Huber received his Ph.D. in Molecular Genetics from the Washington University School of Medicine and held pre- and post-doctoral fellowships at the National Institutes of Health. We believe that Dr. Huber is qualified to serve on our board of directors due to his educational background and extensive experience in the biopharmaceutical industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND INDEPENDENT AUDITOR

Appointment of Independent Registered Public Accounting Firm and Independent Auditor

The Audit Committee of our Board has appointed Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm and independent auditor for the year ending December 31, 2025, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2024 and December 31, 2023 by Deloitte, our independent registered public accounting firm.

	2024	2023
Audit Fees(1)	$1,427,687	$2,338,347
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,427,687	$2,338,347

(1)

Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with equity financing. Deloitte was initially engaged to perform services in 2023.

All of the services described above were pre-approved by our Audit Committee. The Audit Committee concluded that the provision of these services by Deloitte would not affect their independence.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee. This policy is set forth in the charter of the Audit Committee and is available at https://investors.cargo-tx.com/corporate-governance/documents-charters.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by Deloitte for 2024 and 2023, and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT AUDITOR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of CARGO under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.cargo-tx.com/corporate-governance/documents-charters. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management CARGO’s audited financial statements as of and for the year ended December 31, 2024.

The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm and independent auditor for the year ended December 31, 2024, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with Deloitte their independence from the Company and its management. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

David C. Lubner, Chairperson

Jane Pritchett Henderson

Krishnan Viswanadhan

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation
S-K.
In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our Board has determined that none of John Orwin, Krishnan Viswanadhan, Kapil Dhingra, Reid Huber, Jane Pritchett Henderson and David Lubner, representing six of our seven directors, following the Annual Meeting, assuming that all Class II directors are re-elected,
has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq’s rules. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation

Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Orwin currently serves as Chairperson of the Board. In that role, Mr. Orwin presides over our Board meetings and the executive sessions of our Board and as a liaison between management and our Board.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day
business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development (“R&D”) Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints, retains, compensates and oversees the work of our independent registered public accounting firm;

•	assesses the independence and performance of the independent registered public accounting firm;

•	reviews with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;

•	oversees the financial reporting process and discusses with management and our independent registered public accounting firm the financial statements that we will file with the SEC;

•	pre-approves all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	reviews policies and practices related to risk assessment and management, including cybersecurity;

•	reviews our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;

•	reviews, oversees, approves, or disapproves any related-person transactions;

•	considers and discusses with our management and the independent registered public accounting firm the Company’s Code of Business Conduct and Ethics and the procedures in place to enforce it;

•
reviews with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and

•	establishes procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters, or other ethics or compliance issues.
The current members of our Audit Committee are David C. Lubner, Jane Pritchett Henderson and Krishnan Viswanadhan. Mr. Lubner serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Lubner is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Mr. Lubner, Ms. Pritchett Henderson and Dr. Viswanadhan are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq.
The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee:

•	reviews and approves the compensation of our CEO, including reviewing and approving corporate goals and objectives with respect to compensation;

•	reviews and approves the compensation of our other executive officers;

•	acts as an administrator of our equity incentive plans;

•	reviews and approves, or makes recommendations to our Board with respect to, incentive compensation and equity plans;

•	reviews and recommends that our Board approve the compensation for our non-employee Board members; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.
The current members of our Compensation Committee are John Orwin, David C. Lubner and Jane Pritchett Henderson. Mr. Orwin serves as the chairperson of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a
“non-employee
director” as defined in Rule
16b-3
promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
The Compensation Committee has retained Alpine Rewards, LLC (“Alpine Rewards”), a national executive compensation consulting firm. Alpine Rewards was engaged to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the proxy disclosure requirements under Regulation
S-K
established by the SEC regarding the independence of compensation consultants, Alpine Rewards addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Alpine Rewards on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Alpine Rewards does not raise any conflicts of interest or similar concerns.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making reco mm
endations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.
The current members of our Nominating and Corporate Governance Committee are Krishnan Viswanadhan, Reid Huber and Kapil Dhingra. Dr. Viswanadhan serves as the chairperson of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.
The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website page at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of another publicly held company;

•	professional and academic experience relevant to the Company’s industry;

•	strength of the candidate’s leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•	diversity of viewpoints, background, experience and other characteristics.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year
anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not more than the 120 days prior to such annual meeting and not later than (i) 90 days prior to the date of the annual meeting or, (ii) if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including all information that would be required to be disclosed pursuant to Item 404 under Regulation
S-K,
and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from the Secretary of the Company, at 835 Industrial Road, San Carlos, California 94070.
Research and Development Committee
Our R&D Committee oversees our R&D activities and advises the Board with respect to strategic, scientific and clinical considerations. Among other matters, the R&D Committee:

•	reviews our current and planned R&D strategy and plans, and provides feedback to our management on those programs and initiatives and provides observations and strategic recommendations to the Board;

•	reviews, evaluates and advises the Board and management regarding quality, direction and competitiveness of our R&D programs;

•	assists the Board and Compensation Committee in setting and evaluating R&D performance goals under our incentive compensation programs;

•
assists the Board and Compensation Committee in assessing the capabilities of and evaluating the performance of our key scientific and technical personnel, and the depth and breadth of our scientific resources;

•	reviews and assesses items of enterprise risk associated with our R&D activities, clinical development and intellectual property; and

•	reviews scientific or technical matters relating to mergers and acquisitions and business development opportunities.
The current members of our R&D Committee are Krishnan Viswanadhan and Kapil Dhingra. Dr. Dhingra serves as the chairperson of the committee.
The R&D Committee operates under a written charter. A copy of the R&D Committee charter is available to security holders on the Company’s website at
https://investors.cargo-tx.com/corporate-governance/documents-charters.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met nine times during 2024. The Audit Committee met four times. The Compensation Committee met six times. The Nominating and Corporate Governance Committee met two times. The R&D Committee met four times. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, at 835 Industrial Road, San Carlos, California 94070. The Secretary of the Company will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
During 2024, our Compensation Committee initially consisted of John Orwin, David C. Lubner and Reid Huber. Jane Pritchett Henderson replaced Mr. Huber on the Compensation Committee upon joining our Board in June of 2024. None of the members of our Compensation Committee during 2024 nor any of the current members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.
Compensation Recovery (“Clawback”) Policy
Our Board has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (“clawback policy”), effective as of November 9, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule
10D-1(d),
in accordance with SEC rules and the applicable Nasdaq listing standards. This clawback policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures (each, a “Financial Reporting Measure”) that is received by an executive officer (a) after beginning service as an executive officer, (b) who served as an executive officer at any time during the performance period for that compensation, (c) while the Company has a class of its securities listed on a national securities exchange or association and (d) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The clawback policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the clawback policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax
basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated b
a
sed on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).
Insider Trading Policies and Procedures
We maintain an Insider Trading Policy that governs the purchase, sale, and other transactions in our securities by our directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our policy prohibits trading in Company securities when any of these individuals (or their family members or entities that they control) are in possession of material non-public
information. The policy also provides for
“black-out
periods” during which certain individuals are prohibited from transacting in our securities, as well as pre-clearance
procedures for certain individuals, including all executive officers and directors, before engaging in certain transactions.
Our Insider Trading Policy also prohibits covered individuals, including our NEOs (as defined below), from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other derivative instruments related to our securities, (iii) engaging in any hedging or similar transaction designed to decrease the risks associated with holding our securities and (iv) purchasing our securities on margin or pledging our securities as collateral.
The full text of our Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.
Equity Grant Practices.
While we have not adopted a formal policy regarding the timing of equity awards, the Compensation Committee has historically made annual equity award grants to our NEOs during the first quarter of the fiscal year, at the same time equity awards are granted to our eligible general employee base. This timing allows the Compensation Committee to have the benefit of considering our year-end
financial and operational results prior to setting any performance goals applicable to equity grants and is not scheduled in a manner that intentionally benefits our NEOs or employees. While the Compensation Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, it does not generally make off-cycle
equity grants to our NEOs except in connection with a promotion or in connection with the hiring of a new executive officer. The Compensation Committee neither grants equity awards in anticipation of the release of material non-public
information,
nor is the timing
of disclosures of material
non-public
information based on equity award grant dates.
During fiscal year 2024, we did not grant stock options or similar option-like
instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material
non-public
information.

Board Diversity
Among our seven Board members as of April 28, 2025, in accordance with Nasdaq diversity criteria, one Board member self-identifies as a woman, four Board members self-identify as white and two Board members self-identify as Asian.

	Board Diversity Matrix as of April 28, 2025
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic, Latino or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1

TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years in which any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Convertible note and convertible preferred stock financings

Convertible note purchase agreement

Between April 2022 and January 2023, we issued approximately $32.0 million in convertible promissory notes (the “Convertible Notes”), approximately $18.2 million and $10.9 million of which notes were issued to Samsara and Red Tree Venture Fund, L.P. (“Red Tree”), respectively. In February 2023, the Convertible Notes were settled with shares of our Series A-2 convertible preferred stock (the “Series A-2 Preferred Stock”) and we issued 3,229,851 shares of Series A-2 Preferred Stock to the holders of the Convertible Notes. Each of Samsara and Red Tree are holders of more than 5% of our capital stock. For further details, see the information provided in footnotes 1 and 2 to the table in the section titled “Principal stockholders.”

Series A-1 convertible preferred stock financing

In February 2023, we entered into a Series A-1 convertible preferred stock purchase agreement (the “Series A-1 Purchase Agreement”), with various investors (the “Series A Investors”), pursuant to which we issued an aggregate of 5,072,919 shares of our Series A-1 convertible preferred stock (the “Series A-1 Preferred Stock”) at $13.57 per share for aggregate proceeds of $68.8 million in two closings. The first closing occurred in February 2023, at which time we issued 4,491,745 shares of our Series A-1 Preferred Stock for gross proceeds of approximately $60.9 million. The second closing also occurred in February 2023, at which time we issued an additional 581,174 shares of our Series A-1 Preferred Stock for gross proceeds of approximately $7.9 million.

The Series A-1 Purchase Agreement also committed the Series A Investors to purchase up to 9,723,089 additional shares of Series A-1 Preferred Stock at a fixed price of $13.57 per share in one or more subsequent closings upon (i) the occurrence of certain clinical milestones certified by the Board and approved by holders of a majority of the then outstanding shares of Series A-1 Preferred Stock (the “Requisite Holder Approval”) or (ii)(A) the unanimous approval of the Board to waive certain milestones and (B) Requisite Holder Approval.

In July 2023, upon the occurrence of certain clinical milestones, we issued an aggregate of 3,381,941 shares of our Series A-1 Preferred Stock at $13.57 per share to the Series A Investors for aggregate proceeds of $45.9 million in a second closing.

In October 2023, upon the unanimous approval of the Board to waive certain milestones and Requisite Holder Approval, we issued an aggregate of 6,341,148 shares of our Series A-1 Preferred Stock at $13.57 per share to the Series A Investors for aggregate proceeds of $86.0 million in a third closing.

The table below sets forth the number of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members. Each share of Series Seed Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock in the table below converted into one share of our common stock immediately prior to the completion of our IPO in November 2023.

Name		Series A-1 convertible preferred stock (#)	Series A-2 convertible preferred stock (#)	Aggregate purchase price ($)
Samsara BioCapital, L.P.(1)		884,400	1,833,623	$30,187,096.78
Red Tree Venture Fund, L.P.(2)		626,449	1,105,158	$19,429,032.25
Perceptive Xontogeny Venture Fund II, LP(3)	—	2,579,502	—	$35,000,000.00
Third Rock Ventures V, L.P.(4)	—	2,211,002	—	$30,000,000.00
Nextech VII Oncology SCSP(5)	—	1,842,502	—	$25,000,000.00
Janus Henderson Biotech Innovation Master Fund Limited(6)	—	1,474,001	—	$20,000,000.00
Entities affiliated with RTW Funds(7)	—	1,842,499	—	$25,000,000.00

(1)

Samsara beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Mr. Bassan, a member of our board of directors, was previously designated to our board by Samsara. Mr. Bassan is a Principal at Samsara.

(2)

Red Tree beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Lukatch, a member of our board of directors at the time of the Series A-1 convertible preferred stock financing, was designated to our board by Red Tree. Dr. Lukatch is Founder and Managing Partner of Red Tree.

(3)

Perceptive Xontogeny Venture Fund II, LP (“Xontogeny”) beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Luca, a previous member of our board of directors who resigned from the board in October 2023, was designated to our board by Xontogeny. Dr. Luca is a Principal at Xontogeny.

(4)

Third Rock Ventures V, L.P. and Third Rock Ventures VI, L.P. (collectively, “Third Rock Ventures”) beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Huber, a member of our board of directors, was designated to our board by Third Rock Ventures. Dr. Huber is a Partner at Third Rock Ventures.

(5)	Nextech VII Oncology SCSP (“Nextech”) beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.
(6)	Janus Henderson Biotech Innovation Master Fund Limited (“Janus Henderson”) beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.
(7)

RTW Biotech Opportunities Ltd., RTW Innovation Master Fund, Ltd., RTW Master Fund, Ltd. and RTW Venture Fund Limited (collectively, the “RTW Funds”) beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.

Initial public offering

Certain holders of more than 5% of our capital stock and their affiliated entities purchased shares of our common stock in the IPO, from the underwriters for payment in excess of $120,000 as summarized in the following table. The underwriters received the same underwriting discount from the sale of the shares of our common stock to these holders as they did from other shares of our common stock sold to the public in the IPO.

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Samsara BioCapital, L.P.(1)	666,666	$9,999,990
Red Tree Venture Fund, L.P.(2)	666,666	$9,999,990
Entities affiliated with Perceptive(3)	666,666	$9,999,990
Third Rock Ventures V, L.P.(4)	1,333,333	$19,999,995
Nextech VII Oncology SCSP(5)	800,000	$12,000,000
Janus Henderson Biotech Innovation Master Fund Limited(6)	1,333,333	$19,999,995
Entities affiliated with RTW Funds(7)	3,333,333	$49,999,995

(1)

Samsara beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Mr. Bassan, a member of our board of directors, was previously designated to our board by Samsara. Mr. Bassan is a Principal at Samsara.

(2)

Red Tree beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Lukatch, a member of our board of directors at the time of the Series A-1 convertible preferred stock financing, was designated to our board by Red Tree. Dr. Lukatch is Founder and Managing Partner of Red Tree.

(3)

Xontogeny beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Luca, a previous member of our board of directors who resigned from the board in October 2023, was designated to our board by Xontogeny. Dr. Luca is a Principal at Xontogeny.

(4)

Third Rock Ventures beneficially owned more than 5% of our outstanding capital stock at the time of the IPO. Dr. Huber, a member of our board of directors, was designated to our board by Third Rock Ventures. Dr. Huber is a Partner at Third Rock Ventures.

(5)	Nextech beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.
(6)	Janus Henderson beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.
(7)	The RTW Funds beneficially owned more than 5% of our outstanding capital stock at the time of the IPO.

Investors’ rights agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our IPO in November 2023 and which converted into shares of common stock in connection therewith. As of December 31, 2023, the holders of approximately 18.9 million shares of our common stock were entitled to rights with respect to the registration of their shares under the Securities Act. The amended and restated investors’ rights agreements also provided for certain voting arrangements that were terminated upon the consummation of the IPO in November 2023.

Voting agreement

We were party to an amended and restated voting agreement with certain holders of our common stock and convertible preferred stock. The voting agreement terminated upon the consummation of the IPO in November 2023.

Right of First Refusal and Co-Sale Agreement

We entered into an amended and restated right of first refusal and co-sale agreement with certain holders of our common stock and redeemable convertible preferred stock. This agreement provided for rights of first refusal and co-sale relating to the shares of our common stock held by the parties to the agreement. This agreement terminated upon the consummation of the IPO in November 2023.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers. For more information regarding these agreements, see “Executive Compensation–Narrative to Summary Compensation Table.”

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

Our non-employee directors are compensated under our non-employee director compensation program (the “Director Compensation Program”) that became effective at the closing of our IPO. Pursuant to the Director Compensation Program, our non-employee directors receive cash compensation, paid quarterly in arrears, as follows:

•	Each non-employee director receives a cash retainer in the amount of $40,000 per year.

•	The Board Chairperson receives an additional cash retainer in the amount of $30,000 per year.

•

The chairperson of the Audit Committee receives a cash retainer in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives a cash retainer in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee receives a cash retainer in the amount of $10,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives a cash retainer in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee will receive a cash retainer in the amount of $9,000 per year for such chairperson’s service on the Nominating and Corporate Governance committee. Each non-chairperson member of the Nominating and Corporate Governance committee will receive a cash retainer in the amount of $4,500 per year for such member’s service on the Nominating and Corporate Governance committee.

Under the Director Compensation Program, each non-employee director will automatically be granted an option (the “Initial Grant”) under the 2023 Plan to purchase 50,000 shares of our common stock; provided that in the event the fair value of the Initial Grant exceeds $800,000, the number of shares subject to the Initial Grant shall automatically be reduced to the maximum number of shares that results in the Initial Grant having a grant date fair value of $800,000 or less, in each case, with the grant date fair value determined consistently with the Company’s financial statements. The Initial Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through the applicable vesting date. In addition, on the date of each annual meeting of our stockholders, each non-employee director who will continue to serve as a non-employee director immediately following such annual meeting will automatically be granted an option (the “Annual Grant”) under the 2023 Plan to purchase 25,000 shares of our common stock; provided that in the event the fair value of the Annual Grant exceeds $400,000, the number of shares subject to the Annual Grant shall automatically be reduced to the maximum number of shares that results in the Annual Grant having a grant date fair value of $400,000 or less, in each case, with the grant date fair value determined consistently with the Company’s financial statements. The Annual Grant will vest in full on the earlier of the (i) first anniversary of the grant date, and (ii) immediately prior to the annual meeting of our stockholders following the date of grant, subject to continued service through the applicable vesting date.

Pursuant to the Director Compensation Program, upon a change in control transaction, all outstanding equity awards held by our non-employee directors will vest in full.

Director compensation table

The following table sets forth information for 2024 regarding the compensation awarded to, earned by or paid to our non-employee directors. Directors who are also our employees receive no additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John Orwin	83,194	331,524	—	414,717
Abraham Bassan	40,000	331,524	—	371,524
Kapil Dhingra(2)	39,411	887,637	—	927,048
Jane Pritchett Henderson(2)	30,144	835,392	—	865,536
Reid Huber, Ph.D.	46,629	331,524	—	378,153
David C. Lubner	60,000	331,524	—	391,524
Krishnan Viswanadhan, Pharm.D.	60,374	331,524	—	391,897

(1)

The amounts reported represent the grant date fair value of option awards granted to our non-employee directors during the year ended December 31, 2024 as computed in accordance with FASB ASC 718, rather than amounts paid to or realized by the individual. See Note 9 of the financial statements included in our Form 10-K filed on March 12, 2025 for the assumptions used in calculating this amount. As of December 31, 2024, our non-employee directors held the following option awards and stock awards:

Name	Shares Underlying Option Awards	Stock Awards
John Orwin	186,447
Abraham Bassan	48,742
Kapil Dhingra	61,136
Jane Pritchett Henderson	59,187
Reid Huber, Ph.D.	48,742
David C. Lubner	76,379
Krishnan Viswanadhan, Pharm.D.	76,377

(2)	Dr. Dhingra joined our board of directors in April 2024, and Ms. Henderson joined our board of directors in June 2024.

EXECUTIVE OFFICERS

The following is biographical information for our executive officer, including their age as of April 28, 2025.

Name	Age	Position
Anup Radhakrishnan	45	Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Anup Radhakrishnan has served as our Interim Chief Executive Officer since March 2025, our Chief Financial Officer since August 2022 and as our Chief Operating Officer since October 2024. Prior to joining our company, from July 2021 to August 2022, Mr. Radhakrishnan served as Chief Financial Officer at Dascena Labs, LLC, an infectious disease and diagnostic testing lab, until it was acquired by CirrusDx in August 2022. From April 2021 to July 2021, Mr. Radhakrishnan served as Vice President, Finance at Dascena. Prior to that, from January 2010 to April 2021, Mr. Radhakrishnan worked at Genentech, Inc., a privately held biotechnology company, in roles of increasing responsibility. From January 2020 to April 2021, he served as Senior Finance Director, Head of Access and External Affairs Finance, from June 2018 to April 2021, he served as Finance Lead, US Breast and Skin Cancer Franchise and from July 2016 to January 2020, as Finance Director, Head of Managed Care and Customer Operations Finance. From July 2016 to April 2021, Mr. Radhakrishnan also served as Chief Financial Officer for the Genentech Patient Foundation. Before Genentech, Mr. Radhakrishnan held R&D Finance roles of increasing responsibility at Elan Pharmaceuticals, Inc., CV Therapeutics, Inc. (acquired by Gilead, Inc. in 2009) and the University of California, San Francisco. Mr. Radhakrishnan received a B.A. in Finance from the University of San Francisco.

EXECUTIVE COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for 2024 and the roles they served in during 2024 were as follows:

•	Gina Chapman, our President and Chief Executive Officer;

•	Anup Radhakrishnan, our Chief Financial Officer and Chief Operating Officer; and

•	Ginna Laport, M.D., our Chief Medical Officer.

On March 13, 2025, Ms. Chapman and Dr. Laport ceased serving as our President and Chief Executive Officer and Chief Medical Officer, respectively, though each has agreed to remain employed with us and provide transition services through May 19, 2025. Mr. Radhakrishnan was appointed Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer on March 13, 2025.

2024 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the year ending on December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Gina Chapman	2024	630,800	150,000	—	8,155,520	363,800	—	9,300,120
President and Chief Executive Officer	2023	542,113	100,000	—	3,904,776	445,500	—	4,992,389
Anup Radhakrishnan	2024	456,737	—	—	3,289,328	229,200	—	3,975,265
Chief Financial Officer and Chief Operating Officer	2023	415,998	—	—	1,840,421	251,100	—	2,507,519
Ginna Laport, M.D.	2024	505,800	50,000	—	2,038,880	202,000	—	2,796,680
Chief Medical Officer	2023	108,208	50,000	—	2,093,176	55,300	—	2,306,684

(1)	The amounts reported represent bonuses paid to our NEOs in connection with their commencement of employment, which are paid in installments.
(2)

The amounts reported represent the grant date fair value of option awards granted to our NEOs during the year ended December 31, 2024 as computed in accordance with FASB ASC 718, rather than amounts paid to or realized by the individual. See Note 9 of the financial statements included in our Form 10-K filed on March 12, 2025 for the assumptions used in calculating this amount.

(3)

The amounts reported represent the annual performance-based bonuses earned by our NEOs based on the achievement of certain corporate and individual performance objectives during 2024. These amounts were paid to our named executive officers in early 2025.

Narrative to Summary Compensation Table

2024 Salaries

Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

For 2024, Ms. Chapman, Mr. Radhakrishnan and Dr. Laport had an annual base salary of $630,000, $451,200 and $505,000, respectively.

Our board of directors and Compensation Committee may adjust base salaries from time to time in their discretion.

2024 Bonuses

We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2024. Each NEO’s target bonus is expressed as a percentage of their annual base salary which can be achieved by meeting company and individual goals at target level. The 2024 annual bonus for each of Ms. Chapman, Dr. Laport, and Mr. Radhakrishnan was targeted at 55%, 40% and 40% of the NEO’s base salary, respectively.

In February 2025, our Compensation Committee determined achievement under our 2024 annual bonus program. Our board of directors, upon recommendation of the Compensation Committee, awarded a bonus to Ms. Chapman, Mr. Radhakrishnan and Dr. Laport based on corporate and individual performance in an amount of $363,800, $229,200 and $202,000, respectively.

In connection with Ms. Chapman’s appointment as our Chief Executive Officer in May 2022, we agreed to assist Ms. Chapman with her transition to us by awarding her a transition bonus of $300,000, payable in six equal biannual installments of $50,000 commencing shortly after her commencement of employment with us, with each installment subject to her continued employment through the date of payment. During 2024, we paid Ms. Chapman $150,000 of the transition bonus.

In connection with Dr. Laport’s commencement of employment with us as our Chief Medical Officer in October 2023, we paid Dr. Laport a signing bonus of $50,000 shortly following her commencement of employment with us and, during 2024, she earned an additional payment of $50,000 following the first anniversary of her commencement of employment with us.

Our board of directors and Compensation Committee may adjust annual bonuses or award discretionary bonuses from time to time.

Equity-Based Compensation

In February 2024, we granted Ms. Chapman, Mr. Radhakrishnan and Dr. Laport an option to purchase 400,000, 130,000 and 100,000 shares of our common stock, respectively, for an exercise price per share of $25.07, the closing trading price of our common stock on the date of grant. Subject to continued service to us, each option vests as to 1/48th of the total number of shares underlying the option on each monthly anniversary of January 1, 2024. In November 2024, we granted Mr. Radhakrishnan an additional option to purchase 40,000 shares of our common stock for an exercise price of $16.00 per share, which was the closing trading price of our common stock on the date of grant. The option vests as to 1/48th of the total number of shares underlying the option on each monthly anniversary of November 12, 2024, subject to Mr. Radhakrishnan’s continued service to us through the applicable vesting date.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including health, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.

Perquisites and Other Personal Benefits

We did not provide any perquisites to our named executive officers during 2024.

Our Compensation Committee may from time to time approve perquisites in the future when our Compensation Committee determines that they are necessary or advisable to fairly compensate or incentivize our employees.

Outstanding Equity Awards at 2024 Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024.

Name			Option Awards				Stock Awards
	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gina Chapman	5/5/2022	(2)					36,800	530,656.00
	2/9/2023	(3)	246,368	303,147	5.03	4/20/2033
	7/7/2023	(3)	59,889	109,208	5.03	4/20/2033
	10/27/2023	(3)	91,848	223,058	5.03	4/20/2033
	1/1/2024	(4)	91,666	308,334	25.07	2/28/2034
Anup Radhakrishnan	8/8/2022	(3)	6,044	8,635	1.09	10/6/2032
	2/9/2023	(3)	23,507	29,673	5.03	4/20/2033
	7/1/2023	(4)	1,877	4,156	9.50	8/29/2033
	7/7/2023	(3)	12,934	23,586	5.03	4/20/2033
	10/27/2023	(3)	19,972	48,503	5.03	4/20/2033
	11/10/2023	(4)	27,083	72,917	15.00	11/8/2033
	1/1/2024	(4)	29,791	100,209	25.07	2/28/2034
	11/12/2024	(4)	1,667	38,333	21.14	11/11/2034
Ginna Laport, M.D.	10/11/2023	(3)	55,889	135,731	9.50	10/10/2033
	1/1/2024	(4)	22,916	77,084	25.07	2/28/2034

(1)	Values reported based on $14.42 per share, the closing trading price of our common stock on December 31, 2024, the last trading day of 2024.
(2)

Restricted stock vests, and the right of repurchase thereon lapses, as to 25% of the shares comprising the award on the first anniversary of the vesting commencement date and as to 1/48th of the initial number of shares comprising the award monthly thereafter, subject to accelerated vesting as set forth in Ms. Chapman’s offer letter. Unvested shares may be repurchased for the original purchase price in the event of a termination of employment.

(3)

Option vests and becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to any accelerated vesting set forth in the NEO’s offer letter.

(4)

Option vests and becomes exercisable as to 1/48th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date, subject to any accelerated vesting set forth in the NEO’s offer letter.

Executive Compensation Arrangements

We have entered into offer letters and proprietary information and invention assignment agreements with each of our NEOs. Each offer letter sets forth the title, base salary, target bonus opportunity and initial equity awards for the executive. In addition, the offer letters provide for certain named executive officers to receive transition bonuses, sign on bonuses and guaranteed equity awards and for each named executive officer to receive severance in the event the executive’s employment with us is terminated by us without cause or by the executive for good reason, each as defined in the applicable offer letter, subject to each executive’s continued compliance with additional terms as set out in each applicable offer letter. Each executive must also provide a general release of claims in order to receive severance benefits.

Gina Chapman

We entered into an offer letter with Ms. Chapman in March 2022 that provided for her to be appointed our Chief Executive Officer on May 2, 2022. Ms. Chapman’s offer letter provides for her to be paid an annual base salary of $500,000, subject to increase, and an annual bonus targeted at 45% of her annual base salary, subject to pro-ration based on her partial year of service in 2022. Under the offer letter, we agreed to assist Ms. Chapman with her transition to us by awarding her a transition bonus of $300,000, payable in six equal biannual installments, with the first installment paid shortly after her commencement of employment with us. The offer letter also provided for Ms. Chapman to be granted the right to be issued 103,905 shares of restricted stock for a purchase price equal to fair market value on the date of issuance (the Initial Chapman Award), which our board of directors determined equaled $1.09 per share when granted on June 24, 2022. Any unvested shares of restricted stock are subject to repurchase by us at the original purchase price in the event of a termination of employment. The restricted stock vests, and the right of repurchase thereon lapses, as to 25% of the shares on the first anniversary of Ms. Chapman’s commencement of employment, which was May 2, 2022, and as to 1/48th of the initial number of shares monthly thereafter, subject to Ms. Chapman’s continued employment. The offer letter also provided for Ms. Chapman to be granted an additional equity award covering a number of shares necessary to provide Ms. Chapman with shares or rights to shares covering an aggregate of 5% of our fully diluted capitalization following the completion of our Series A convertible preferred stock financing. The offer letter also provided for Ms. Chapman to receive up to $10,000 in reimbursement of legal fees incurred in negotiating the offer letter.

In addition, Ms. Chapman’s offer letter provides that in the event her employment with us is terminated at any time other than following the occurrence of a sale event (as defined in the offer letter) by us other than for cause (as defined in the offer letter), death or disability or if she resigns her employment for good reason (as defined in her offer letter), Ms. Chapman is entitled to receive: 12 months of continued base salary, a lump sum payment of any earned and unpaid bonus for the prior year and target bonus opportunity for the year in which her termination occurs, a lump sum payment of any unpaid portion of the transition bonus, a monthly payment for continued healthcare coverage for up to 12 months, accelerated vesting of 25% of the unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement) and extended exercisability for any stock options until the earlier of 3 months following Ms. Chapman’s date of termination or the original expiration date applicable to such options. In the event such a termination or resignation occurs during the 12-month period commencing on a sale event, Ms. Chapman is entitled to the same payments and benefits described above except that cash severance will be paid in a single cash lump sum and the vesting of all unvested equity awards with time-based vesting will be accelerated. All severance payments and benefits are contingent on Ms. Chapman timely delivering a general release of claims against us.

On February 9, 2023, we entered into an amendment to Ms. Chapman’s offer letter that clarified the anti-dilution protection provided in the original offer letter. Under the amendment, Ms. Chapman became entitled to the grant of options to purchase 1,043,659 shares of our common stock that was designed to provide Ms. Chapman with shares and options to purchase shares that, when combined with the Initial Chapman Award, constitute 5% of our fully diluted capitalization as determined on a pro-forma basis assuming that $200 million of convertible preferred stock would be sold in our Series A convertible preferred stock financing. Our board of directors granted the option on April 21, 2023 with an exercise price per share of $5.03, which our board of directors determined equaled fair market value on the date of grant. The option vests in three tranches, each of which correlates to a closing of our Series A convertible preferred stock financing, with the number of shares subject to each tranche intended to provide Ms. Chapman with shares and options to purchase shares together constituting 5% of our fully diluted capitalization as of immediately following the applicable closing. The number of shares underlying each tranche is 559,656, 169,097 and 314,906 for tranches 1, 2 and 3, respectively. Each tranche commences vesting on the closing of the related tranche of the Series A convertible preferred stock financing, which was February 9, 2023 for tranche 1, July 7, 2023 for tranche 2 and October 27, 2023 for tranche 3. Each tranche vests as to 25% of the shares underlying the tranche on the first anniversary of the applicable vesting commencement date and as to 1/48th of the shares underlying the tranche each month thereafter, subject to Ms. Chapman’s continued service to us.

We entered into an employment agreement with Ms. Chapman in October 2024 that superseded her offer letter, as amended, and sets forth the terms and conditions of her employment. Ms. Chapman’s employment agreement provided for her to be paid an annual base salary of $630,000, subject to increase, and an annual bonus targeted at 55% of her annual base salary. The employment agreement also provided for Ms. Chapman to receive the last $50,000 installment of a transition bonus awarded to Ms. Chapman in connection with her commencement of employment with us. In addition, Ms. Chapman’s employment agreement provides that in the event her employment with us is terminated at any time other than during the 3 months preceding and 12 months following a change in control by us other than for cause (as defined in her employment agreement) or if she resigns her employment for good reason (as defined in her employment agreement), Ms. Chapman is entitled to receive: 12 months of continued base salary, a lump sum payment of any earned and unpaid bonus for the prior year and target bonus opportunity for the year in which her termination occurs, a lump sum payment of any unpaid portion of the transition bonus, a monthly payment for continued healthcare coverage for up to 12 months and accelerated vesting of 25% of the unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). In the event such a termination or resignation occurs during the period commencing 3 months prior to a change in control and ending 12 months following the change in control, Ms. Chapman is entitled to receive: 18 months of base salary in a lump sum, a lump sum payment of any earned and unpaid bonus for the prior year and 150% of her target bonus opportunity for the year in which her termination occurs, a lump sum payment of any unpaid portion of the transition bonus, a monthly payment for continued healthcare coverage for up to 18 months and accelerated vesting of 100% of the unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). All severance payments and benefits are contingent on Ms. Chapman timely delivering a general release of claims against us.

Anup Radhakrishnan

We entered into an offer letter with Mr. Radhakrishnan in July 2022 that provided for him to be employed by us as our Chief Financial Officer commencing on August 8, 2022. Mr. Radhakrishnan’s offer letter provides for him to be paid an annual base salary of $390,000, subject to increase, and an annual bonus targeted at 35% of his annual base salary, subject to pro-ration in 2022. The offer letter also provided for Mr. Radhakrishnan to be granted an option to purchase 14,679 shares of our common stock for an exercise price equal to fair market value on the date of grant, which our board of directors determined equaled $1.09 per share when granted on August 8, 2022. The option vests and becomes exercisable as to 25% of the shares on the first anniversary of Mr. Radhakrishnan’s commencement of employment, which was August 8, 2022, and as to 1/48th of the initial number of shares monthly thereafter, subject to Mr. Radhakrishnan’s continued employment.

In addition, Mr. Radhakrishnan’s offer letter provides that in the event his employment with us is terminated at any time other than following the occurrence of a sale event (as defined in the offer letter) by us other than for cause (as defined in the offer letter), death or disability or Mr. Radhakrishnan resigns for good reason, Mr. Radhakrishnan is entitled to receive: lump sum payment of 9 months of base salary (12 months if the termination occurred prior to August 8, 2023), monthly payments for continued healthcare coverage for up to 9 months, accelerated vesting of all unvested equity awards that would have vested in the 3-month period immediately following his termination of employment, a lump sum payment of any earned but unpaid annual bonus. In the event Mr. Radhakrishnan’s employment with us is terminated for other than cause during the period commencing 3 months prior to a sale event and ending 12 months after the sale event, Mr. Radhakrishnan is entitled to receive: a lump sum payment of 12 months of his base salary, a lump sum payment of any earned and unpaid bonus for the prior year and target bonus opportunity for the year in which his termination occurs, a lump sum payment of any unpaid portion of the signing bonus, monthly payments for continued healthcare coverage for up to 12 months, accelerated vesting of all unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement) and extended exercisability for any stock options until the earlier of 3 months following Mr. Radhakrishnan’s date of termination or the original expiration date applicable to such options. All severance payments and benefits are contingent on Mr. Radhakrishnan timely delivering a general release of claims against us.

We entered into an employment agreement with Mr. Radhakrishnan in November 2024 that superseded his offer letter and sets forth the terms and conditions of his employment. Mr. Radhakrishnan’s employment agreement provided for him to be paid an annual base salary of $451,200, subject to increase, and an annual bonus targeted at 40% of his annual base salary. In addition, Mr. Radhakrishnan’s employment agreement provides that in the event his employment with us is terminated at any time other than during the 3 months preceding and 12 months following a change in control by us other than for cause (as defined in his employment agreement) or if he resigns his employment for good reason (as defined in his employment agreement), Mr. Radhakrishnan is entitled to receive: 9 months of continued base salary, a lump sum payment of any earned and unpaid bonus for the prior year and any portion of his target bonus opportunity for the year in which his termination occurs determined appropriate by our compensation committee, a monthly payment for continued healthcare coverage for up to 9 months and accelerated vesting of any unvested equity awards with time-based vesting that would have vested during the 3 month period following termination had his employment continued (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). In the event such a termination or resignation occurs during the period commencing 3 months prior to a change in control and ending 12 months following the change in control, Mr. Radhakrishnan is entitled to receive: 125% of base salary in a lump sum, a lump sum payment of any earned and unpaid bonus for the prior year and 125% of his target bonus opportunity for the year in which his termination occurs, a monthly payment for continued healthcare coverage for up to 15 months and accelerated vesting of 100% of the unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). All severance payments and benefits are contingent on Mr. Radhakrishnan timely delivering a general release of claims against us.

Ginna Laport, M.D.

We entered into an offer letter with Dr. Laport in September 2023 that provides for her to be employed by us as our Chief Medical Officer commencing on October 11, 2023. Dr. Laport’s offer letter provides for her to be paid an annual base salary of $490,000, subject to increase, and an annual bonus targeted at 35% of her annual base salary, subject to pro-ration in 2023. Under the offer letter, we also agreed to pay Dr. Laport a sign on bonus of $50,000 within 30 days following her commencement of employment with us and $50,000 following the first anniversary of her commencement of employment with us. The offer letter also provided for Dr. Laport to be granted an option to purchase 191,620 shares of our common stock for an exercise price equal to fair market value on the date of grant, which our board of directors determined equaled $9.50 per share when granted on October 11, 2023. The option vests and becomes exercisable as to 25% of the shares on the first anniversary of Dr. Laport’s commencement of employment, which was October 11, 2023, and as to 1/48th of the initial number of shares monthly thereafter, subject to Dr. Laport’s continued employment.

In addition, Dr. Laport’s offer letter provides that in the event her employment with us is terminated at any time other than following the occurrence of a sale event (as defined in the offer letter) by us other than for cause (as defined in the offer letter), death or disability or Dr. Laport resigns for good reason, Dr. Laport is entitled to receive: lump sum payment of 9 months of base salary (12 months if the termination occurs prior to October 11, 2024), monthly payments for continued healthcare coverage for up to 9 months, accelerated vesting of all unvested equity awards that would have vested in the 3-month period immediately following her termination of employment, a lump sum payment of any earned but unpaid annual bonus. In the event Dr. Laport’s employment with us is terminated for other than cause during the period commencing 3 months prior to a sale event and ending 12 months after the sale event, Dr. Laport is entitled to receive: a lump sum payment of 12 months of her base salary, a lump sum payment of any earned and unpaid bonus for the prior year and target bonus opportunity for the year in which her termination occurs, a lump sum payment of any unpaid portion of the signing bonus, monthly payments for continued healthcare coverage for up to 12 months, accelerated vesting of all unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement) and extended exercisability for any stock options until the earlier of 3 months following Dr. Laport’s date of termination or the original expiration date applicable to such options. All severance payments and benefits are contingent on Dr. Laport timely delivering a general release of claims against us.

We entered into an employment agreement with Dr. Laport in November 2024 that superseded her offer letter and sets forth the terms and conditions of her employment. Dr. Laport’s employment agreement provided for her to be paid an annual base salary of $505,000, subject to increase, and an annual bonus targeted at 40% of her annual base salary. The employment agreement also provided for Dr. Laport to receive the last $50,000 installment of a signing bonus awarded to Dr. Laport in connection with her commencement of employment with us, a portion of which is repayable in connection with certain terminations of her employment prior to the second anniversary of her commencement of employment with us. In addition, Dr. Laport’s employment agreement provides that in the event her employment with us is terminated at any time other than during the 3 months preceding and 12 months following a change in control by us other than for cause (as defined in her employment agreement) or if she resigns her employment for good reason (as defined in her employment agreement), Dr. Laport is entitled to receive: 9 months of continued base salary, a lump sum payment of any earned and unpaid bonus for the prior year and any portion of her target bonus opportunity for the year in which her termination occurs determined appropriate by our compensation committee, a monthly payment for continued healthcare coverage for up to 9 months and accelerated vesting of any unvested equity awards with time-based vesting that would have vested during the 3 month period following termination had her employment continued (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). In the event such a termination or resignation occurs during the period commencing 3 months prior to a change in control and ending 12 months following the change in control, Dr. Laport is entitled to receive: 125% of base salary in a lump sum, a lump sum payment of any earned and unpaid bonus for the prior year and 125% of her target bonus opportunity for the year in which her termination occurs, a monthly payment for continued healthcare coverage for up to 15 months and accelerated vesting of 100% of the unvested equity awards with time-based vesting (any awards subject to solely performance-based vesting shall be treated as specified in the applicable award agreement). All severance payments and benefits are contingent on Dr. Laport timely delivering a general release of claims against us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 15, 2025 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 46,110,228 shares of our common stock issued and outstanding on April 15, 2025. The table below does not reflect ownership of outstanding shares of our non-voting common stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o CARGO Therapeutics, Inc., 835 Industrial Road, San Carlos, California 94070.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
FMR LLC(1)	6,180,771	—	6,180,771	13.40%
Funds affiliated with RTW Investments L.P.(2)	5,941,456	—	5,941,456	9.99%
Samsara BioCapital, L.P.(3)	4,415,689	—	4,415,689	9.58%
Funds affiliated with Perceptive Advisors(4)	3,436,600	—	3,436,600	7.45%
Tang Capital Management(5)	2,729,288	—	2,729,288	5.92%
Janus Henderson Group plc(6)	2,830,544	—	2,830,544	6.14%
T. Rowe Price Associates, Inc.(7)	2,694,306	—	2,694,306	5.84%
BlackRock, Inc.(8)	2,547,081	—	2,547,081	5.52%
Named Executive Officers and Directors:
Gina Chapman(9)	111,891	663,667	775,558	1.68%
Anup Radhakrishnan(10)	9,349	177,730	187,079	*
Ginna Laport, M.D.(11)	—	115,257	115,257	*
Abraham Bassan(12)	—	36,936	36,936	*
Reid Huber, Ph.D.(13)	—	36,936	36,936	*
David C. Lubner(14)	—	49,602	49,602	*
John Orwin(15)	—	114,673	114,673	*
Krishnan Viswanadhan, Pharm.D(16)	—	46,937		*
Jane Pritchett Henderson(17)	—	32,919		*

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
Kapil Dhingra(18)	—	29,661	29,661
All directors and executive officers as a group (10 persons)(19)	121,240	1,304,318	1,345,702	2.92%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Information herein is based on Schedule 13G/A filed with the SEC on February 8, 2024, by FMR LLC (“FMR”). Consists of 6,180 shares of our common stock held by FMR. Members of the Johnson family, including Abigail P. Johnson, the Chair and Chief Executive Officer of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Information herein is based on Schedule 13G/A filed with the SEC on November 14, 2024, by RTW Investments, L.P. (“RTW”). Consists of (i) 4,098,955 shares of our common stock held by certain funds of RTW Investments, L.P. (collectively, the “RTW Funds”) and (ii) 1,842,501 shares of our common stock issuable upon the exercise of pre-funded warrants (the “RTW Warrants”) held by the RTW Funds. Pursuant to the terms of the RTW Warrants, each of the RTW Funds may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our issued and outstanding common stock immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the RTW Warrants. RTW, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(3)

Information herein is based on Schedule 13G/A filed with the SEC on September 30, 2024, by Samsara BioCapital, L.P. (“Samsara LP”). Consists of 4,415,689 shares of our common stock held by Samsara. Samsara BioCapital GP, LLC (“Samsara GP”) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara LP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara GP disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The principal address for Samsara is c/o Samsara BioCapital, LLC, 628 Middlefield Road, Palo Alto, CA 94301.

(4)

Information herein is based on Schedule 13G/A filed with the SEC on February 14, 2024, by Perceptive Advisors. Consists of (i) 3,436,600 shares of our common stock held by Perceptive Advisors LLC (“Perceptive Advisors”), (ii) 3,436,600 shares of our common stock held by Joseph Edelman (“Mr. Edelman”), (iii) 523,765 shares of our common stock held by Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”), and (iv) 2,912,835 shares of our common stock held by Perceptive Xontogeny Venture Fund II, L.P. (“PXV II”). The Master Fund directly holds 523,765 shares of Common Stock and PXV II directly holds 2,912,835 shares of Common Stock. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own shares held by the Master Fund. Perceptive Venture Advisors, LLC is the investment manager of PXV II and is controlled by Perceptive

Advisors, who may be deemed to beneficially own the shares held by PXV II. Perceptive Xontogeny Ventures II GP, LLC is the general partner of PXV II. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the shares held by the Master Fund and PXV II.. The Venture Advisor, the Advisor and Mr. Edelman disclaim, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of such securities, except to the extent of his or its indirect pecuniary interest therein, and this report shall not be deemed an admission that they are the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The principal address for Perceptive Xontogeny Venture Fund II, LP is 51 Astor Place, 10th Floor, New York, New York 10003.
(5)

Information herein is based on Schedule 13D filed with the SEC on February 21, 2025, by Tang Capital Management, LLC (“TCM”). Consists of (i) 1,534,946 shares of our common stock held by Tang Capital Partners, LP (“TCP”) and (ii) 1,194,342 shares of our common stock held by Tang Capital Partners International, LP (“TCPI”). TCM is the general partner of TCP and TCPI and may be deemed to beneficially own the shares held by TCP and TCPI. Kevin Tang is the manager of TCM and has voting and investment power over the shares held by TCP and TCPI and, accordingly, may be deemed to beneficially own the shares held by TCP and TCPI. The principal address for TCM, TCP, TCPI and Kevin Tang is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

(6)

Information herein is based on Schedule 13G/A filed with the SEC on February 14, 2025, by Janus Henderson Group plc (“Janus Henderson”). Consists of 2,830,544 shares of our common stock held by Janus Henderson. Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each an “Asset Manager” and collectively as the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 2,830,544 shares held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The principal address for Janus Henderson is Janus Henderson Group plc, 201 Bishopsgate, ECM 3AE, United Kingdom.

(7)

Information herein is based on Schedule 13G/A filed with the SEC on November 14, 2024 by T. Rowe Price Associates, Inc. (“T. Rowe”). Consists of 2,694,306 shares of our common stock held by T. Rowe. The principal address for T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

(8)

Information herein is based on Schedule 13G filed with the SEC on November 8, 2024, by BlackRock, Inc. (“BlackRock”). Consists of 2,547,081 shares of our common stock held by BlackRock. The principal address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(9)

Consists of (i) 111,891 shares of our common stock issued pursuant to the grant of restricted stock awards and (ii) 663,667 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.

(10)

Consists of (i) 9,349 shares of our common stock issued pursuant to the grant of restricted stock awards and (ii) 177,730 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.

(11)	Consists of 115,257 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(12)	Consists of 36,936 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(13)	Consists of 36,936 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(14)	Consists of 49,602 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(15)	Consists of 114,673 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.

(16)	Consists of 46,937 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(17)	Consists of 32,919 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(18)	Consists of 29,661 shares of our common stock that may be acquired pursuant to the exercise of stock options issuable upon conversion within 60 days of April 15, 2025.
(19)	Consists of (i) 121,240 shares beneficially owned by our current directors and executive officers and (ii) 1,304,318 shares subject to options exercisable within 60 days of April 15, 2025.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	6,029,631	$14.58	3,442,507
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	6,029,631	$14.58	3,442,507

(1)

Includes the CARGO Therapeutics, Inc. 2021 Stock Option and Grant Plan (the “2021 Plan”), the CARGO Therapeutics, Inc. 2023 Incentive Award Plan (the “2023 Plan”) and the CARGO Therapeutics, Inc. Employee Stock Purchase Plan (the “ESPP”). The number of shares of common stock that may be issued pursuant to outstanding awards under the 2021 Plan and 2023 Plan include 6,029,631 shares subject to stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2021 Plan.

(2)

The 2023 Plan and ESPP contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2023 Plan shall be increased on the first day of each year beginning in 2024 and ending in 2033, equal to the lesser of (A) five percent (5.0%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of common stock as determined by our board of directors and (ii) the number of shares of common stock which will be authorized for sale under our the ESPP shall be increased on the first day of each year beginning in 2024 and ending in 2033, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors. On January 1, 2025, an additional 2,302,126 shares of our common stock were reserved for issuance pursuant to awards under the 2023 Plan as a result of the “evergreen” provision. We did not reserve any additional shares of our common stock under our ESPP on January 1, 2025.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are CARGO stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Chief Legal Officer and Secretary, 835 Industrial Road, San Carlos, California 94070. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker, or (3) request from the Company at (800) 579-1639. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of CARGO, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer and Secretary, 835 Industrial Road, San Carlos, California 94070.

By Order of the Board of Directors

/s/ John Orwin
John Orwin
Chairperson of the Board of Director

April 29, 2025

CARGO THERAPEUTICS, INC. 835 INDUSTRIAL ROAD SAN CARLOS, CA 94070 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting-Go to www.virtualshareholdermeeting.com/CRGX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73464-P26854 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CARGO THERAPEUTICS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following nominees for director: 1. To elect three Class II directors to hold office until the 2028 annual meeting of stockholders or until their successors are elected. Nominees: 01) Abraham Bassan 02) Kapil Dhingra 03) David Lubner The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm and independent auditor of the Company for the fiscal year ending December 31, 2025. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Item 1 and Item 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders: The Notice and Proxy Statement, 2024 Annual Report and Form 10-K are available at www.proxyvote.com. V73465-P26854 CARGO THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 18, 2025, 1:15 P.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) ANUP RADHAKRISHNAN and HALLEY GILBERT and each of them, as Proxy, each with full power of substitution, to vote all of the shares of common stock of CARGO THERAPEUTICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of CARGO THERAPEUTICS, INC., to be held virtually at 1:15 p.m. Pacific Time, on Wednesday, June 18, 2025, at www.virtualshareholdermeeting.com/CRGX2025, and at any adjournment or postponement thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the annual meeting or any adjournment or postponements thereof. Continued and to be signed on reverse side